**OREA** Ontario Real Estate Association

**Form 500**
for use in the Province of Ontario

# Agreement of Purchase and Sale
## Commercial

This Agreement of Purchase and Sale dated this 25th day of November 20 20

BUYER, 123 Natural Food Ontario Ltd. (Full legal names of all Buyers), agrees to purchase from

SELLER, Markham Executive Centre Building No. 1 - See Schedule "A" (Full legal names of all Sellers), the following

**REAL PROPERTY:**

Address 260 Town Centre Boulevard, Markham

fronting on the west side of Town Centre Boulevard

in the City of Markham

and having a frontage of ........ more or less by a depth of ........ more or less

and legally described as See Schedule "A"

........ (Legal description of land including easements not described elsewhere) (the "property")

**PURCHASE PRICE:** Dollars (CDN$) 10,131,000.00

Ten Million One Hundred Thirty-One Thousand Dollars

**DEPOSIT:** Buyer submits upon acceptance (Herewith/Upon Acceptance/as otherwise described in this Agreement)

Two Hundred Twenty Thousand Dollars (CDN$) 220,000.00

by negotiable cheque payable to Avison Young Commercial Real Estate (Ontario), Brokerage "Deposit Holder" to be held in trust pending completion or other termination of this Agreement and to be credited toward the Purchase Price on completion. For the purposes of this Agreement, "Upon Acceptance" shall mean that the Buyer is required to deliver the deposit to the Deposit Holder within 24 hours of the acceptance of this Agreement. The parties to this Agreement hereby acknowledge that, unless otherwise provided for in this Agreement, the Deposit Holder shall place the deposit in trust in the Deposit Holder's non-interest bearing Real Estate Trust Account and no interest shall be earned, received or paid on the deposit.

**Buyer agrees to pay the balance as more particularly set out in Schedule A attached.**

**SCHEDULE(S) A** ........ **attached hereto form(s) part of this Agreement.**

1. **IRREVOCABILITY:** This offer shall be irrevocable by the Buyer (Seller/Buyer) until 11:59 a.m. on the 4th day of December, 20 20, after which time, if not accepted, this offer shall be null and void and the deposit shall be returned to the Buyer in full without interest.

2. **COMPLETION DATE:** This Agreement shall be completed by no later than 6:00 p.m. on the 1st day of March, 20 21. Upon completion, vacant possession of the property shall be given to the Buyer unless otherwise provided for in this Agreement.

**INITIALS OF BUYER(S):** [initials] **INITIALS OF SELLERS(S):** [initials]

3. **NOTICES:** The Seller hereby appoints the Listing Brokerage as agent for the Seller for the purpose of giving and receiving notices pursuant to this Agreement. Where a Brokerage (Buyer's Brokerage) has entered into a representation agreement with the Buyer, the Buyer hereby appoints the Buyer's Brokerage as agent for the purpose of giving and receiving notices pursuant to this Agreement. **Where a Brokerage represents both the Seller and the Buyer (multiple representation), the Brokerage shall not be appointed or authorized to be agent for either the Buyer or the Seller for the purpose of giving and receiving notices.** Any notice relating hereto or provided for herein shall be in writing. In addition to any provision contained herein and in any Schedule hereto, this offer, any counter-offer, notice of acceptance thereof or any notice to be given or received pursuant to this Agreement or any Schedule hereto (any of them, "Document") shall be deemed given and received when delivered personally or hand delivered to the Address for Service provided in the Acknowledgement below, or where a facsimile number or email address is provided herein, when transmitted electronically to that facsimile number or email address, respectively, in which case, the signature(s) of the party (parties) shall be deemed to be original.

FAX No.: ............ (For delivery of Documents to Seller)

Email Address: Matt.Gunning@avisonyoung.com (For delivery of Documents to Seller)

FAX No.: ............ (For delivery of Documents to Buyer)

Email Address: jamesyang1881@gmail.com (For delivery of Documents to Buyer)

4. **CHATTELS INCLUDED:** If any

Unless otherwise stated in this Agreement or any Schedule hereto, Seller agrees to convey all fixtures and chattels included in the Purchase Price free from all liens, encumbrances or claims affecting the said fixtures and chattels.

5. **FIXTURES EXCLUDED:** N/A

6. **RENTAL ITEMS (Including Lease, Lease to Own):** The following equipment is rented and **not** included in the Purchase Price. The Buyer agrees to assume the rental contract(s), if assumable:

pursuant to any rental contract to be provided by the Seller, if any.

The Buyer agrees to co-operate and execute such documentation as may be required to facilitate such assumption.

7. **HST: If the sale of the property (Real Property as described above) is subject to Harmonized Sales Tax (HST), then such tax shall be in addition to the Purchase Price.** The Seller will not collect HST if the Buyer provides to the Seller a warranty that the Buyer is registered under the Excise Tax Act ("ETA"), together with a copy of the Buyer's ETA registration, a warranty that the Buyer shall self-assess and remit the HST payable and file the prescribed form and shall indemnify the Seller in respect of any HST payable. The foregoing warranties shall not merge but shall survive the completion of the transaction. If the sale of the property is not subject to HST, Seller agrees to certify on or before closing, that the transaction is not subject to HST. Any HST on chattels, if applicable, is not included in the Purchase Price.

**INITIALS OF BUYER(S):** ⬭ **INITIALS OF SELLERS(S):** ⬭

**8. TITLE SEARCH:** Buyer shall be allowed until 6:00 p.m. on the 15th day of January, 2021 (Requisition Date) to examine the title to the property at his own expense and until the earlier of: (i) thirty days from the later of the Requisition Date or the date on which the conditions in this Agreement are fulfilled or otherwise waived or; (ii) five days prior to completion, to satisfy himself that there are no outstanding work orders or deficiency notices affecting the property, that its present use (general office) may be lawfully continued and that the principal building may be insured against risk of fire. Seller hereby consents to the municipality or other governmental agencies releasing to Buyer details of all outstanding work orders and deficiency notices affecting the property, and Seller agrees to execute and deliver such further authorizations in this regard as Buyer may reasonably require.

**9. FUTURE USE:** Seller and Buyer agree that there is no representation or warranty of any kind that the future intended use of the property by Buyer is or will be lawful except as may be specifically provided for in this Agreement.

**10. TITLE:** Provided that the title to the property is good and free from all registered restrictions, charges, liens, and encumbrances except as otherwise specifically provided in this Agreement and save and except for (a) any registered restrictions or covenants that run with the land providing that such are complied with; (b) any registered municipal agreements and registered agreements with publicly regulated utilities providing such have been complied with, or security has been posted to ensure compliance and completion, as evidenced by a letter from the relevant municipality or regulated utility; (c) any minor easements for the supply of domestic utility or telephone services to the property or adjacent properties; and (d) any easements for drainage, storm or sanitary sewers, public utility lines, telephone lines, cable television lines or other services which do not materially affect the use of the property. If within the specified times referred to in paragraph 8 any valid objection to title or to any outstanding work order or deficiency notice, or to the fact the said present use may not lawfully be continued, or that the principal building may not be insured against risk of fire is made in writing to Seller and which Seller is unable or unwilling to remove, remedy or satisfy or obtain insurance save and except against risk of fire (Title Insurance) in favour of the Buyer and any mortgagee, (with all related costs at the expense of the Seller), and which Buyer will not waive, this Agreement notwithstanding any intermediate acts or negotiations in respect of such objections, shall be at an end and all monies paid shall be returned without interest or deduction and Seller, Listing Brokerage and Co-operating Brokerage shall not be liable for any costs or damages. Save as to any valid objection so made by such day and except for any objection going to the root of the title, Buyer shall be conclusively deemed to have accepted Seller's title to the property.

**11. CLOSING ARRANGEMENTS:** Where each of the Seller and Buyer retain a lawyer to complete the Agreement of Purchase and Sale of the property, and where the transaction will be completed by electronic registration pursuant to Part III of the Land Registration Reform Act, R.S.O. 1990, Chapter L4 and the Electronic Registration Act, S.O. 1991, Chapter 44, and any amendments thereto, the Seller and Buyer acknowledge and agree that the exchange of closing funds, non-registrable documents and other items (the "Requisite Deliveries") and the release thereof to the Seller and Buyer will (a) not occur at the same time as the registration of the transfer/deed (and any other documents intended to be registered in connection with the completion of this transaction) and (b) be subject to conditions whereby the lawyer(s) receiving any of the Requisite Deliveries will be required to hold same in trust and not release same except in accordance with the terms of a document registration agreement between the said lawyers. The Seller and Buyer irrevocably instruct the said lawyers to be bound by the document registration agreement which is recommended from time to time by the Law Society of Upper Canada. Unless otherwise agreed to by the lawyers, such exchange of the Requisite Deliveries will occur in the applicable Land Titles Office or such other location agreeable to both lawyers.

**12. DOCUMENTS AND DISCHARGE:** Buyer shall not call for the production of any title deed, abstract, survey or other evidence of title to the property except such as are in the possession or control of Seller. If requested by Buyer, Seller will deliver any sketch or survey of the property within Seller's control to Buyer as soon as possible and prior to the Requisition Date. If a discharge of any Charge/Mortgage held by a corporation incorporated pursuant to the Trust And Loan Companies Act (Canada), Chartered Bank, Trust Company, Credit Union, Caisse Populaire or Insurance Company and which is not to be assumed by Buyer on completion, is not available in registrable form on completion, Buyer agrees to accept Seller's lawyer's personal undertaking to obtain, out of the closing funds, a discharge in registrable form and to register same, or cause same to be registered, on title within a reasonable period of time after completion, provided that on or before completion Seller shall provide to Buyer a mortgage statement prepared by the mortgagee setting out the balance required to obtain the discharge, and, where a real-time electronic cleared funds transfer system is not being used, a direction executed by Seller directing payment to the mortgagee of the amount required to obtain the discharge out of the balance due on completion.

**13. INSPECTION:** Buyer acknowledges having had the opportunity to inspect the property and understands that upon acceptance of this offer there shall be a binding agreement of purchase and sale between Buyer and Seller.

**14. INSURANCE:** All buildings on the property and all other things being purchased shall be and remain until completion at the risk of Seller. Pending completion, Seller shall hold all insurance policies, if any, and the proceeds thereof in trust for the parties as their interests may appear and in the event of substantial damage, Buyer may either terminate this Agreement and have all monies paid returned without interest or deduction or else take the proceeds of any insurance and complete the purchase. No insurance shall be transferred on completion. If Seller is taking back a Charge/Mortgage, or Buyer is assuming a Charge/Mortgage, Buyer shall supply Seller with reasonable evidence of adequate insurance to protect Seller's or other mortgagee's interest on completion.

**INITIALS OF BUYER(S):** (initialed) **INITIALS OF SELLERS(S):** (initialed)

**15. PLANNING ACT:** This Agreement shall be effective to create an interest in the property only if Seller complies with the subdivision control provisions of the Planning Act by completion and Seller covenants to proceed diligently at his expense to obtain any necessary consent by completion.

**16. DOCUMENT PREPARATION:** The Transfer/Deed shall, save for the Land Transfer Tax Affidavit, be prepared in registrable form at the expense of Seller, and any Charge/Mortgage to be given back by the Buyer to Seller at the expense of the Buyer. If requested by Buyer, Seller covenants that the Transfer/Deed to be delivered on completion shall contain the statements contemplated by Section 50(22) of the Planning Act, R.S.O.1990.

**17. RESIDENCY:** (a) Subject to (b) below, the Seller represents and warrants that the Seller is not and on completion will not be a non-resident under the non-residency provisions of the Income Tax Act which representation and warranty shall survive and not merge upon the completion of this transaction and the Seller shall deliver to the Buyer a statutory declaration that Seller is not then a non-resident of Canada;
(b) provided that if the Seller is a non-resident under the non-residency provisions of the Income Tax Act, the Buyer shall be credited towards the Purchase Price with the amount, if any, necessary for Buyer to pay to the Minister of National Revenue to satisfy Buyer's liability in respect of tax payable by Seller under the non-residency provisions of the Income Tax Act by reason of this sale. Buyer shall not claim such credit if Seller delivers on completion the prescribed certificate.

**18. ADJUSTMENTS:** Any rents, mortgage interest, realty taxes including local improvement rates and unmetered public or private utility charges and unmetered cost of fuel, as applicable, shall be apportioned and allowed to the day of completion, the day of completion itself to be apportioned to Buyer.

**19. TIME LIMITS:** Time shall in all respects be of the essence hereof provided that the time for doing or completing of any matter provided for herein may be extended or abridged by an agreement in writing signed by Seller and Buyer or by their respective lawyers who may be specifically authorized in that regard.

**20. PROPERTY ASSESSMENT:** The Buyer and Seller hereby acknowledge that the Province of Ontario has implemented current value assessment and properties may be re-assessed on an annual basis. The Buyer and Seller agree that no claim will be made against the Buyer or Seller, or any Brokerage, Broker or Salesperson, for any changes in property tax as a result of a re-assessment of the property, save and except any property taxes that accrued prior to the completion of this transaction.

**21. TENDER:** Any tender of documents or money hereunder may be made upon Seller or Buyer or their respective lawyers on the day set for completion. Money shall be tendered with funds drawn on a lawyer's trust account in the form of a bank draft, certified cheque or wire transfer using the Large Value Transfer System.

**22. FAMILY LAW ACT:** Seller warrants that spousal consent is not necessary to this transaction under the provisions of the Family Law Act, R.S.O.1990 unless Seller's spouse has executed the consent hereinafter provided.

**23. UFFI:** Seller represents and warrants to Buyer that during the time Seller has owned the property, Seller has not caused any building on the property to be insulated with insulation containing ureaformaldehyde, and that to the best of Seller's knowledge no building on the property contains or has ever contained insulation that contains ureaformaldehyde. This warranty shall survive and not merge on the completion of this transaction, and if the building is part of a multiple unit building, this warranty shall only apply to that part of the building which is the subject of this transaction.

**24. LEGAL, ACCOUNTING AND ENVIRONMENTAL ADVICE:** The parties acknowledge that any information provided by the brokerage is not legal, tax or environmental advice, and that it has been recommended that the parties obtain independent professional advice prior to signing this document.

**25. CONSUMER REPORTS: The Buyer is hereby notified that a consumer report containing credit and/or personal information may be referred to in connection with this transaction.**

**26. AGREEMENT IN WRITING:** If there is conflict or discrepancy between any provision added to this Agreement (including any Schedule attached hereto) and any provision in the standard pre-set portion hereof, the added provision shall supersede the standard pre-set provision to the extent of such conflict or discrepancy. This Agreement including any Schedule attached hereto, shall constitute the entire Agreement between Buyer and Seller. There is no representation, warranty, collateral agreement or condition, which affects this Agreement other than as expressed herein. For the purposes of this Agreement, Seller means vendor and Buyer means purchaser. This Agreement shall be read with all changes of gender or number required by the context.

**27. TIME AND DATE:** Any reference to a time and date in this Agreement shall mean the time and date where the property is located.

**INITIALS OF BUYER(S):**      **INITIALS OF SELLER(S):**

**28. SUCCESSORS AND ASSIGNS:** The heirs, executors, administrators, successors and assigns of the undersigned are bound by the terms herein.

SIGNED, SEALED AND DELIVERED in the presence of: IN WITNESS whereof I have hereunto set my hand and seal:

See Schedule "A"

[Witness] [signature] (Buyer/Authorized Signing Officer) [signature] (Seal) DATE 11/27/2020

[Witness] (Buyer/Authorized Signing Officer) (Seal) DATE

I, the Undersigned Seller, agree to the above offer. I hereby irrevocably instruct my lawyer to pay directly to the brokerage(s) with whom I have agreed to pay commission, the unpaid balance of the commission together with applicable Harmonized Sales Tax (and any other taxes as may hereafter be applicable), from the proceeds of the sale prior to any payment to the undersigned on completion, as advised by the brokerage(s) to my lawyer.

SIGNED, SEALED AND DELIVERED in the presence of: IN WITNESS whereof I have hereunto set my hand and seal:

See Schedule "A"

(Witness) (Seller/Authorized Signing Officer) (Seal) DATE

(Witness) (Seller/Authorized Signing Officer) (Seal) DATE

**SPOUSAL CONSENT:** The Undersigned Spouse of the Seller hereby consents to the disposition evidenced herein pursuant to the provisions of the Family Law Act, R.S.O.1990, and hereby agrees with the Buyer that he/she will execute all necessary or incidental documents to give full force and effect to the sale evidenced herein.

(Witness) (Spouse) (Seal) DATE

**CONFIRMATION OF ACCEPTANCE:** Notwithstanding anything contained herein to the contrary, I confirm this Agreement with all changes both typed and written was finally accepted by all parties at ............ a.m./p.m. this ............ day of ............, 20.........

(Signature of Seller or Buyer)

**INFORMATION ON BROKERAGE(S)**

Listing Brokerage Avison Young Commercial Real Estate (Ontario), Brokerage Tel.No. 905-477-5900

Matt Gunning

(Salesperson / Broker Name)

Co-op/Buyer Brokerage Aimhome Realty Inc., Brokerage Tel.No. 647-893-7567

James Yang

(Salesperson / Broker Name)

**ACKNOWLEDGEMENT**

I acknowledge receipt of my signed copy of this accepted Agreement of Purchase and Sale and I authorize the Brokerage to forward a copy to my lawyer.

full name - See Schedule "A" DATE

(Seller)

(Seller) DATE

Address for Service

Tel.No.

Seller's Lawyer Garfinkle Biderman Attn. Marvin D Demone

Address 1 Adelaide St.E. Suite 801, Toronto ON M2C5V9

Email mdemone@garfinkle.com

416-869-7607/416-399-8648

Tel.No. FAX No.

I acknowledge receipt of my signed copy of this accepted Agreement of Purchase and Sale and I authorize the Brokerage to forward a copy to my lawyer.

123 Natural Food Ontario Ltd. DATE

(Buyer)

(Buyer) [signature] DATE 11/27/2020

Address for Service

Tel.No.

Buyer's Lawyer

Address

Email

Tel.No. FAX No.

FOR OFFICE USE ONLY

**COMMISSION TRUST AGREEMENT**

To: Co-operating Brokerage shown on the foregoing Agreement of Purchase and Sale:
In consideration for the Co-operating Brokerage procuring the foregoing Agreement of Purchase and Sale, I hereby declare that all moneys received or receivable by me in connection with the Transaction as contemplated in the MLS® Rules and Regulations of my Real Estate Board shall be receivable and held in trust. This agreement shall constitute a Commission Trust Agreement as defined in the MLS® Rules and shall be subject to and governed by the MLS® Rules pertaining to Commission Trust.

DATED as of the date and time of the acceptance of the foregoing Agreement of Purchase and Sale. Acknowledged by:

Matt Gunning (Authorized to bind the Listing Brokerage)

James Yang (Authorized to bind the Co-operating Brokerage)

**OREA** Ontario Real Estate Association

**Form 500**
for use in the Province of Ontario

# Schedule A
## Agreement of Purchase and Sale – Commercial

This Schedule is attached to and forms part of the Agreement of Purchase and Sale between:

BUYER, 123 Natural Food Ontario Ltd., and

SELLER, Markham Executive Centre Building No. 1 - See Schedule "A"

for the purchase and sale of 260 Town Centre Boulevard, Markham Markham

dated the 25th day of November, 20 20

Buyer agrees to pay the balance as follows:

1

This form must be initialed by all parties to the Agreement of Purchase and Sale.

INITIALS OF BUYER(S): INITIALS OF SELLERS(S):

**Schedule "A"**

**Agreement of Purchase & Sale**

**This Schedule is attached to and forms part of the Agreement of Purchase and Sale between:**

**Buyer: 123 Natural Food Ontario Ltd. and the Seller noted in Section 1 below for the purchase and sale of 260 Town Centre Boulevard, Markham L3R 8G5 dated the day of November 2020**

1. **Seller:** For the purposes of this Agreement of Purchase & Sale (**"260 Town APS"**) relating to the Property municipally known as 260 Town Centre Boulevard, in the City of Markham, in the Province of Ontario being a three storey commercial office Building comprised of approximately 39,252 square feet (**"Building"**), the Seller is Markham Executive Centre Building No. 1, being the registered business name comprised of the following parties whose interests are registered on title and collectively are referred to herein as the "**Seller**":

(i) **PPKS Investments Limited** as to an undivided 50.4% interest in the Building;

(ii) **732922 Ontario Limited** as to an undivided 9.06% interest in the Building;

(iii) **All Begun Inc.** as to an undivided 9.06% interest in the Building;

(iv) **Skyline Estates Properties Inc.** as to an undivided 18.12% interest in the Building; and

(v) **Amar Banarjee Investments Inc.** as to the remaining undivided 13.36% interest in the Building.

2. **Purchase and Sale of Property:** Upon and subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell, transfer, assign, set over and convey the Property to the Buyer, and the Buyer hereby agrees to purchase, acquire and assume the Property from the Seller, for the Purchase Price and on the terms and subject to the conditions contained in this Agreement. This Agreement shall be completed on the Closing Date.

3. **Binding Agreement:** The agreement of the Seller and the Buyer set forth in Section 2 creates and constitutes a binding agreement of purchase and sale for the Property, subject to the conditions set out herein, in accordance with the provisions of this Agreement.

4. **Balance of the Purchase Price:** Buyer agrees to pay the balance of the Purchase Price, subject to the adjustments provided for herein in cash or by certified cheque, to the Seller on the completion of this transaction.

(a) ***Initial Deposit:*** Upon Acceptance, the Buyer shall pay to Avison Young Commercial Real Estate (Ontario), Brokerage (**"Deposit Holder"**), to be held in trust, by wire transfer, a first deposit in the amount of Two Hundred and Twenty Thousand ($220,000.00) Dollars (**"Initial Deposit"**) in an interest-bearing trust account pending completion or termination of this Agreement, and to be credited on account of the Purchase Price on completion. "Upon Acceptance" shall mean that the Buyer is required to deliver the Initial Deposit to the Seller's Solicitors within one (1) Business Day of the acceptance of this Agreement.

(b) ***Additional Deposit:*** Within two (2) Business Days following the waiver of the Buyer's Condition in Section 7 herein, relating to its written confirmation of satisfaction or waiver of the Buyer's

Condition, the Buyer shall pay to the Deposit Holder, to be held in trust, by wire transfer, a second deposit in the amount of Four Hundred Thousand ($400,000.00) Dollars (**"Additional Deposit"**) in an interest-bearing trust account with the Initial Deposit pending completion or termination of this Agreement, with such Additional Deposit to also be credited on account of the Purchase Price on completion. Any reference to **"Deposits"** or **"Deposit(s)"** shall include both the Initial Deposit and the Additional Deposit, if applicable.

(c) ***Non-Completion***: If the transaction is not completed on the Closing Date solely due to a default of the Buyer, the Deposits, together with interest earned thereon, shall be forfeited to the Seller as liquated damages in full and complete satisfaction of all claims of the Seller by reason of such default, as a result of such failure by the Buyer to complete the transaction, whereupon this Agreement and the transaction shall be terminated and neither the Seller nor the Buyer shall have any continuing rights or obligations hereunder (save in respect of provisions which are expressly stated to survive the termination of this Agreement). If the Transaction is not completed on the Closing Date or this Agreement is terminated for any other reason, including without limitation, that the Buyer's Condition have not been satisfied or waived, the Deposit(s), without deduction or set off, together with all interest earned thereon, shall be returned to the Buyer forthwith upon written demand by the Buyer. If there is there is any dispute between the parties relating to which party is in default, and the dispute is not resolved within sixty (60) days of written Notice by the Seller or the Buyer that the parties are not in agreement, the Deposit Holder shall have the obligation to interplead without personal liability, but in any event, in such a case, the Deposit(s) cannot be released by the Deposit Holder to the Seller or the Buyer until the issue is finally resolved as contemplated herein.

(d) ***Balance of Purchase Price***: On the Closing Date, the Purchase Price shall be satisfied by the Buyer as follows:

(i) By the crediting of the Deposits to the Seller and all interest accrued thereon; and

(ii) By payment to the Seller, or as the Seller may direct in writing, by certified cheque, wire transfer or negotiable bank draft of the balance of the Purchase Price (**"Balance"**) on Closing, after deduction of the amounts described in Section 3, subject to the Adjustments.

5. **Adjustments**

***(i) General***: Adjustments shall be made as of the Closing Date on an accrual basis for prepaid rents and any other amounts paid by Tenants under the Leases, security deposits paid by Tenants to the Seller pursuant to the Leases, as hereinafter defined, realty taxes, local improvement rates, if any and charges, water and assessment rates, utilities, fuel, licences necessary for the operation of the Property and all other items normally adjusted between a Seller and Buyer in respect of the sale of property similar to the Property. For the purpose of this 260 Town APS, the term **"Lease"** or **"Leases"** means all leases, agreements and offers to lease of space in the Property;

***(ii) Statement of Adjustments***: A draft statement of adjustments shall be prepared by the Seller and delivered to and approved by the Buyer, each acting reasonably, not less than two (2) Business Days prior to the Closing Date and a final statement of adjustments shall be delivered to the Buyer by the Seller on the Closing Date (**"Statement of Adjustments"**).

***(iii) Day of Closing***: On the Closing Date, the Buyer shall be responsible for all expenses and shall be entitled to all income from the Property. The Seller shall be responsible for all expenses and entitled to all income from the Property for that period up to one day prior to the Closing Date.

***(iv) Insurance***: Insurance premiums shall not be adjusted as of the Closing Date, but insurance shall remain the responsibility of the Seller until the Closing Date, and thereafter the Buyers hall be responsible for placing its own insurance.

(v) ***Arrears:*** The Seller shall not be credited with arrears of rent and other charges owed by occupying tenants in the Building (**"Tenants"**) under the Leases, if any, that are due and payable prior to the Closing Date (**"Rent Receivables"**), provided the Buyer shall use all reasonable efforts to assist the Seller in recovering such Rent Receivables (but shall not be required to apply current rent payments to Rent Receivables, or to terminate Leases or exercise rights of distraint), and the Seller shall continue to have the right after Closing to recover by way of action from Tenants any Rent Receivables;

(vi) ***Tax Refund***: In the event that there are any realty or business tax appeals for 2020 or any prior calendar year, the Seller shall, at its option, be entitled to continue such appeals and shall, subject to any requirement to reimburse Tenants pursuant to the Leases, remain entitled to receive all payments, rebates, refunds, credits, readjustments and the like in connection therewith from time to time (each being a **"Tax Refund"**). The Buyer agrees to co-operate with the Seller, at no cost to the Seller, with respect to all such appeals. To the extent the Buyer receives any Tax Refund from such appeals on or after the Closing Date, the Buyer shall receive and hold the entire Tax Refund in trust for the Seller and forthwith (A) reimburse Tenants pursuant to the Leases during the applicable period and (B) remit the remainder of the Tax Refund after payment of the reimbursements owing to the Tenants to the Seller;

***(vii) Late Rental Cheques***: The Seller covenants and agrees that, in respect of all rental cheques and rental receipts received by the Seller with respect to that period after the Closing Date, the Seller shall receive same and hold same in trust for the Buyer and from and after Closing shall endorse (without recourse) any and all rental cheques over to the Buyer and deliver such rental cheques forthwith to the Buyer; and

***(viii) Non-Merger***: This Section 3 shall survive and not merge on Closing.

**6. Post-Closing Adjustments**

(i) ***Adjustments Not Final:*** If the final cost or amount of an item which is to be adjusted cannot be determined as at the Closing Date, then an initial adjustment for such item shall be made as at the Closing Date, such amount to be estimated by the parties, acting reasonably, as of the Closing Date on the basis of the best evidence available on the Closing Date as to what the final cost or amount of such item will be (**"Post-Closing Adjustments"**).

(ii) ***Final Adjustment***: In each case, when such cost or amount is determined, the Seller or Buyer, as the case may be, shall, within thirty (30) days of determination, provide a complete statement thereof to the other and, within thirty (30) days thereafter, the parties shall make a final adjustment as of the Closing Date for the item in question. Within one hundred and eighty (180) days after the end of the calendar year in which the Closing Date occurs, the Seller and the Buyer shall adjust on a

pro rata basis for taxes, utility charges and operating expenses for the calendar year in which the Closing Date occurs.

(iii) ***Final Adjustment Date:*** The Seller and the Buyer agree to execute and deliver on the Closing Date an acknowledgement to readjust for the re-adjustment of any errors, omissions or changes in the statement of adjustments delivered on the Closing Date and in respect of any other items specified to be re-adjusted in this Section and pay the amount of any Post-Closing Adjustments as may be owing pursuant to this Agreement. All re-adjustments shall be requested in writing in a detailed manner on or before the ninth (9th) month after the Closing Date (the "**Final Adjustment Date**"). All adjustments and Post-Closing Adjustments shall thereafter be final and there shall be no further claim for any readjustment.

7. **Buyer's Due Diligence Condition**

(a) ***Due Diligence Date:*** The obligation of the Buyer to complete the transaction contemplated by this Agreement ("**Transaction**") shall be subject to and conditional upon satisfaction by the Buyer for its sole benefit of the following due diligence review on or prior to 5:00 p.m. (Toronto Time) within a period of thirty (30) days ("**Due Diligence Date**"), in its sole, absolute and unfettered discretion with:

(A) The Due Diligence Documents, as hereinafter defined;

(B) The environmental condition by way of a reputable environmental assessment of the Property ("**Environmental Assessment**");

(C) The status of the zoning of the Property; and

(D) The state of the Building after inspection;

(collectively referred to as the "**Due Diligence Condition**" or "**Buyer's Condition**");

(b) ***Due Diligence Documents:***

(i) For the purposes of this Agreement, the Buyer acknowledges and agrees that all relevant due diligence documents for this Transaction, including those relating to environmental, title, property taxes, leases and miscellaneous operating information ("**Due Diligence Documents**") have been received by the Buyer and the Buyer's solicitors prior to entering into this Agreement as a result of the Buyer having been provided unfettered access to the shared internet data room ("**Avison Shared Data Room**") organized and arranged by Avison Young Commercial Real Estate ("Ontario), Brokerage, the Seller's exclusive real estate agent (also referred to herein as the "**Seller's Agent**");

(ii) ***Additional Due Diligence Documents***: In the event that the following Due Diligence Documents are not contained in the Avison Shared Data Room, the Seller agrees to provide to the Buyer within five (5) days from written notification of the Buyer or its solicitors subsequent to the acceptance of this 260 Town Agreement, strictly on a confidential basis in accordance with this Agreement, and in each case, only to the extent of it being within the possession of the Seller, copies of:

(1) As-built plans, drawing, engineering or building inspection tests, reports, if any;

(2) Any environmental reports;

(3) The contract with the management corporation currently managing the Property;

(4) Any floor plans and space plans for the Building;

(5) Work orders, deficiency notices, non-compliance notifications relating to the Building, if any, from any relevant applicable governmental authority;

(6) Realty tax bills for the past two calendar years;

(7) Operating Statement of income and expenses for the past two (2) years; and

(8) Rent Rolls for the past two (2) years.

(collectively referred to as the **Additional Due Diligence Documents**")

(c) ***Waiver:*** The Due Diligence Condition set forth herein is for the benefit of the Buyer, and may be waived in whole or in part by the Buyer on or before the Due Diligent Date, by Notice (as hereinafter defined) to the Seller.

*(d)* ***Conditions for the Benefit of the Buyer***: If by 5:00 p.m. (Toronto time) on the Due Diligence Date, the Buyer has not given Notice to the Seller that the Due Diligence Condition have been satisfied or waived, such condition shall be deemed not to have been satisfied or waived, in which event this Agreement shall be null and void and of no further force or effect whatsoever, each party shall be released from all of its liabilities and obligations under this Agreement and the Deposit Holder shall be deemed to have been authorized and directed by the Seller to forthwith return the Deposits (or such portion of the Deposits as has been delivered), together with all interest accrued thereon, shall be returned to the Buyer without deduction, subject to Section 6 of this Agreement.

*(e)* ***Non-Completion of Transaction:*** If the Transaction is not completed on the Closing Date solely due to a default of the Buyer, the Deposits, together with interest earned thereon, shall be forfeited to the Seller as liquated damages in full and complete satisfaction of all claims of the Seller and/or its directors, officers, agents, successors and assigns by reason of such default, as a result of such failure by the Buyer to complete the Transaction, whereupon this Agreement and the Transaction shall be terminated and neither the Seller nor the Buyer shall have any continuing rights or obligations hereunder (save in respect of provisions which are expressly stated to survive the termination of this Agreement). If the Transaction is not completed on the Closing Date or this Agreement is terminated for any other reason, including without limitation, that the Buyer's Condition has not been satisfied or waived, the Deposit(s), without deduction or set off, together with all interest earned thereon, shall be returned to the Buyer forthwith upon written demand by the Buyer and thereafter the Buyer shall e discharged from any further liability or obligation hereunder (save and except for Buyer's indemnities, covenants and obligations pursuant to this Agreement, shall remain in full force and effect.

(f) The condition set out in Section 7 of this Agreement is a condition to the obligation of the Buyer hereto and is not a condition precedent to the existence or enforceability of this Agreement.

8. **Access by Buyer:**

(a) Provided that the Tenants and the business of the Tenants are not materially disturbed, from and after this Agreement is entered into by each of the parties (**"Effective Date"**) until the Due Diligence Date (**"Due Diligence Period"**), the Seller shall allow the Buyer, its representatives and advisors to have access to the Property on reasonable prior notice of a minimum of forty-eight (48) hours to the Seller and, to allow the Buyer to carry out such environmental audits or assessments and surveys of the Property as the Buyer may deem necessary to satisfy the provisions of Section 7(a)(B). The Buyer shall promptly repair, at its sole cost and expense, any damage to the Property caused by such tests and personal inspections, provided same shall not be made by any governmental authority as a result of the request of the Buyer, its agents, employees, representatives and/or anyone connected to it, directly or indirectly (collectively, the **"Due Diligence"**). The Buyer will indemnify, protect and save the Seller harmless from and against any and all losses, costs, claims, third party actions, damages and expenses which the Seller may suffer as a result of the Buyer's entry and the tests, investigations, inspections or activities carried out by or on behalf of the Buyer and/or its representatives, ('collectively referred to in this subsection as the **"Losses"**), and, notwithstanding anything to the contrary contained in this Agreement, should the Buyer not rectify any damages and provide the requisite funds to cover the Losses, the Seller shall have recourse to the Deposits to secure this indemnity, provided that such indemnity shall not include consequential or special damages. The Buyer shall not be entitled to communicate with the Tenants.

(b) Any damage or impairment to the Property caused by the Buyer's entry upon the Property, any Environmental Assessment or by any other tests, investigations, inspections or activities carried out by or on behalf of the Buyer and/or its representatives in respect of the Property will be promptly repaired or restored by the Buyer.

(c) In such circumstances, the Buyer shall forthwith repair and remediate any damage caused by inspections, tests and audits performed by the Buyer and/or the Buyer Representatives and fully indemnify the Seller from all Claims resulting from said inspections, tests and/or audits including, without limitation, the costs of repairing any damage or any loss caused by such inspections, tests or audits and all claims relating to any such inspections, tests and audits and from all claims incurred by the Seller as a result thereof including, without limitation, any construction liens registered against the Property as a result thereof. This indemnity shall survive and not merge on termination of this Agreement regardless of the cause of such termination.

(d)(i) Any damage or impairment to the Property caused by the Buyer's entry upon the Property, any Environmental Assessments or by any other tests, investigations, inspections or activities carried out by or on behalf of the Buyer and/or its representatives in respect of the Property will be promptly repaired or restored by the Buyer.

(j) In such circumstances, the Buyer shall forthwith repair and remediate any damage caused by inspections, tests and audits performed by the Buyer and/or the Buyer Representatives and fully indemnify the Seller from all Claims resulting from said inspections, tests and/or audits including, without limitation, the costs of repairing any damage or any loss caused by such inspections, tests or audits and all claims relating to any such inspections, tests and audits and from all claims incurred

by the Seller as a result thereof including, without limitation, any construction liens registered against the Property as a result thereof. This indemnity shall survive and not merge on termination of this Agreement regardless of the cause of such termination.

(iii) The Buyer agrees that all tests and inspections relating to the Property shall be conducted at the sole risk and cost of the Buyer who agrees that it will indemnify the Seller and save it harmless from any and all losses or claims, actions, demands, liabilities and expenses arising out of any occurrence in or about the Property occasioned or caused wholly or in part by any act or omission of the Buyer, its employees, agents, consultants, contractors or other persons for whom it may be responsible in connection with such entry or testing. This indemnity shall survive and not merge on termination of this Agreement regardless of the cause of such termination.

(iv) For greater certainty, the Buyer hereby agrees that the Deposits shall stand as security for the indemnity set out in this Section 8 and shall be held by the Seller's Solicitors for a period of three (3) Business Days after termination of this Agreement (if applicable) during which time the Seller may submit Notice in writing of any claims or potential claims to the Buyer and the Deposit Holder and if the Buyer agrees in writing within a further five (5) Business Days with the claim then the Deposit Holder shall forthwith pay said amount without any liability in accordance with such claim to the Seller from the Deposits and remit the balance to the Buyer.

(v) All tests, investigations and inspections conducted by the Buyer or its representatives shall be commenced and completed during the Due Diligence Period and shall be carried out as expeditiously as possible. Buyer will provide the Seller with written confirmation of Buyer's liability insurance prior to commencing any physical testing, investigations or inspections on the Property. Buyer will ensure that Buyer's consultants carry appropriate insurance coverage, a copy of which evidence is to be delivered to the Seller, prior to engaging them to perform work on the Property and provide satisfactory evidence of same to the Seller prior to any access being granted.

(c) The obligations in this Section 8 shall survive termination of this Agreement and shall not merge on Closing.

**9. Acknowledgements of Seller and Buyer as to State and Condition of Property**

Each of the Parties acknowledges and agrees that:

(a) On Closing, title to the Property shall be subject to occupation by the Tenants as per the rent roll of the Tenants in the Building provided by the Seller to the Buyer (**"Rent Roll"**);

(b) In entering into this Agreement, subject only to the Seller's representations and warranties given to the Buyer hereunder, the Buyer has relied and will continue to rely entirely and solely upon its own inspections and investigations with respect to the Property, including without limitation, the physical and environmental condition of the Property and a review of any documentation respecting the Property, and the Buyer acknowledges it is not relying on any information furnished by the Seller or any other Person on behalf of, or at the direction of, the Seller in connection therewith; and

(c) (i) The Property is being purchased and assumed by the Buyer on an "as is, where is" basis as of the date of Closing and, subject only to the Seller's representations and warranties given to the Buyer hereunder, without any other express or implied agreement, representation or warranty of any

kind whatsoever as to the condition, suitability for development, physical characteristics, environmental condition, profitability, use or zoning, the existence of latent defects or the quality thereof or as to the accuracy, currency or completeness of any information or documentation supplied to the Buyer in connection with the Property.

(ii) Any information provided by the Seller to the Buyer describing the Property has been prepared solely for the convenience of prospective Buyers and is not warranted to be complete, accurate or correct. Unless specifically stated in this Agreement, no representation, warranty, covenant or condition, whether statutory, express or implied, oral or written, legal, equitable, conventional, collateral or otherwise is being given in this Agreement or in any instrument furnished in connection with this Agreement as to title, outstanding liens, encumbrances, description, merchantability, value, suitability or marketability thereof or in respect of any other matter or thing whatsoever including, without limitation, the respective rights, titles and interests of the Seller, if any, therein. The Buyer shall be deemed to have relied entirely on its own inspection and investigation in proceeding with the transactions contemplated hereunder and acknowledges and accepts the permitted encumbrances ("Permitted Encumbrances") attached hereto as Schedule "B".

(iii) Save as otherwise provided in this Agreement, including the representations and warranties of the Seller set out in Section 12, if Closing occurs, the Buyer agrees that it shall not have any recourse to the Seller as a result of the nature and condition of the Property.

**10. Confidentiality**

(a) Except as may be required to perform its obligations in accordance with the provisions of this Agreement, and notwithstanding any confidentiality agreement or other similar agreement executed by the Seller and/or the Seller's Broker and the Buyer with respect to the Property, until Closing (and in the event this Agreement is terminated for any reason other than its completion, then also from and after such termination), the Buyer, its representatives and advisors shall keep in strict confidence, and shall keep confidential all information, documentation and records obtained from the Seller or its consultants, agents, advisors or solicitors with respect to the Property (including without limitation, the Due Diligence Documents in Section 7(b) hereof) as well as any information arising out of the Buyer's access to the Seller's records and the Property and its due diligence with respect thereto and shall not disclose any information obtained with respect to the Property pursuant to this Agreement until such time as the transactions contemplated by this Agreement are completed (collectively, the "**Confidential Information**").

(b) Notwithstanding the foregoing, the Buyer may disclose any information obtained with respect to the Property: (i) to its directors, shareholders, advisors, bankers and solicitors (provided such directors, shareholders, advisors, bankers and solicitors are also bound by the provisions of this Section 10; (ii) to the extent such information is in the public domain or is obtained from third parties other than the Seller and its consultants; and (iii) if such disclosure is required by Applicable Laws.

(c) If this Agreement is terminated for any reason, the Buyer shall promptly return to the Seller all Confidential Information provided to Buyer by Seller or its consultants, agents, advisors or the Buyer's Solicitors and shall destroy all other Confidential Information in Buyer's custody or control, including all notes and Due Diligence Documents related to this Transaction.

(d) Prior to Closing, or if the Agreement is terminated for any reason, the Confidential Information shall belong to the Seller, and the Buyer and its consultants, agents, advisors and the Buyer's Solicitors shall keep confidential all such Confidential Information and shall not use any such Confidential Information for any purposes not related to this Transaction or in any way detrimental to the Seller. Nothing herein contained shall restrict or prohibit the Buyer from disclosing the Confidential Information to its consultants, agents, advisors and the Buyer's Solicitors as long as such parties are under a duty of confidentiality until the Closing date and the Transaction closes as contemplated herein in this Agreement.

(e) The obligations in this Section 10 shall survive termination of this Agreement and shall not merge on Closing.

### 11. Buyer's Environmental Reports

Nothing herein shall be deemed to preclude the Buyer from conducting, and Buyer may, at its sole cost and expense, hire qualified environmental consultants to conduct any additional environmental investigations and/or inspections of the Property (**"Environmental Assessments"**) during the Due Diligence Period, conditional upon the following:

(a) The Buyer shall keep the Seller at all times fully advised with respect to said Environmental Assessments of the Property and provide copies of same within seven (7) Business Days of completion to the Seller and its solicitors; and

(b) The Seller and the Seller's designated agent or consultant shall have the right to be present at all Environmental Assessments activities on the Property, to be apprised of all such Environmental Assessments activities. To effectuate this Section 11, Buyer shall give Seller and Seller's designated agent or consultant adequate prior Notice of such activities.

(c) Unless advised otherwise, all notifications, whether or not required by law, shall be immediately (upon Buyer's or its contractor's knowledge) submitted to and coordinated with Seller, time being of the essence

### 12. Seller Representations and Warranties

A. The Seller represents and warrants that, as of the Effective Date and as of the Closing Date:

*(a)* *No Proceedings*: There are no legal proceedings pending or threatened against the Seller or affecting its ownership of the Property before or by any federal, provincial, municipal or other government department, commission, board, bureau, agency or instrumentality domestic or foreign;

*(b)* *No Orders*: There are no outstanding orders, notices or similar requirements relating to the Property issued to the Seller by any governmental or municipal authority and there are no matters under discussion through the Seller or its property manager with any such authorities relating to such orders, notices or similar requirements;

*(c)* *No Expropriation*: The Seller has not received any written notice of any pending expropriation proceedings from any governmental or municipal authority relating to the Property or any part thereof;

(b) ***Compliance with applicable laws***: The Seller has not received any notice from any governmental authority of any non-compliance with applicable laws in the Province of Ontario and, without limiting the foregoing, and to the best of its knowledge and belief, there are no outstanding work orders or deficiency notices;

(c) ***Operate the Property***: From the date hereof until Closing, the Seller shall operate and manage the Property until the Closing Date.

(d) ***Systems***: To the best of its knowledge and believe, all systems in the Building, including electrical, mechanical, ventilation, air conditioning, plumbing heating shall be in good working condition substantially in the same condition as of the Effective Date on Closing, provided the Buyer acknowledges and agrees that it is purchasing the Property, including the Building in an as-is, whereas condition;

(e) ***Notification to Tenants***: The Seller agrees to notify all current tenants as to the existence of the Buyer pursuant to this Agreement;

(f) ***Keys***: The Seller shall provide all keys for the Building within its possession to the Buyer on the Closing Date.

**12. Buyer Representations and Warranties.**

The Buyer represents and warrants that, as of the Effective Date and as of the Closing Date:

*(a)* ***HST***: The Buyer will, on Closing, be an HST registrant under the Excise Tax Act (Canada) and be the sole "recipient" of a supply as defined thereunder and will provide its HST registration number to the Seller on or before the Closing Date.

*(b)* ***Buyer Broker***: The Buyer has not retained the services of any real estate broker or agent in connection with the Transactions contemplated by this Agreement and has otherwise not dealt with any broker or agent, other than the Seller's Broker and Aimhome Realty Inc., Brokerage (**"Buyer's Broker"**).

*(c)* ***Corporate Status***: The Buyer is a corporation duly incorporated and subsisting under the laws of the Province of Ontario and has all necessary corporate power, authority and capacity to enter into this Agreement and all other agreements contemplated by this Agreement and to perform its obligations under this Agreement and all other agreements contemplated by this Agreement;

**13. Knowledge of Breach:**

If any investigations, inspections, tests or inquiries made by or on behalf of the Buyer disclose that any of the representations or warranties made by the Seller pursuant to Section 11 is untrue or inaccurate and the Buyer becomes aware of such breach of the Seller 's representations or warranties on or before the Closing Date, the Buyer shall notify the Seller in writing of such breach of its representations and warranties as soon as reasonably possible prior to the Closing Date, setting out the nature of such breach in reasonable detail. If, notwithstanding such breach and provided the Buyer knew of such breach prior to the Due Diligence Date and does not reserve its rights under this Agreement to make a Claim, before or after Closing, with respect to such breach of the Seller 's representations and warranties, the Buyer proceeds to

complete the Transaction, then notwithstanding anything stated in this Agreement, the Buyer shall thereafter not be entitled to take any action or proceeding against the Seller in respect of such breach.

**14. Assignment**

(a) *Assignee Assumption Agreement*: The Buyer shall have the right to assign this Agreement and any interest herein or in the Property to any person, persons or corporation, either existing or to be incorporated, but not less than fifteen (15) days prior to Closing, upon written Notice to, but without the approval of, the Seller, provided that no assignment of Seller's rights under this Agreement shall be effective against the Seller unless and until the assignee executes and delivers a covenant in favour of the Seller ("**Assignee Assumption Agreement**") assuming all of the obligations and liabilities of the Seller under this Agreement and agreeing to be bound by and to observe and perform the Seller's obligations and liabilities under this Agreement and the covenant of the Buyer as assignor shall not be released until the actual closing of the Transaction herein. The term "**Seller**" shall be deemed to include the assignee under any such effective assignment. After any such assignment, the Seller shall not be released from liability for its covenants, liabilities and/or obligations hereunder until Closing and completion of the Transaction, at which time the Seller shall be automatically released from all covenants, liabilities and/or obligations hereunder.

(b) *Successors & Assigns:* All of the covenants and agreements in this Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall enure to the benefit of and be enforceable by the parties hereto and their respective successors and their permitted assigns pursuant to the terms and conditions of this Agreement.

**15. Notice**

*(i) Address:* Any notice, demand, approval, consent, acceptance, waiver, information, agreement, offer, request or other communication (hereinafter referred to as a "**Notice**") to be given under or in connection with this Agreement shall be in writing and shall be given by personal delivery (by hand or courier, if it is delivered by a recognized courier service or e-mail provided receipt by the recipient is confirmed as may from time to time be the subject of a Notice:

(a) **Seller:** Markham Executive Centre Building No. 1
260 Town Centre Blvd., Suite 202, Markham, ON L3R 8HB

Attention: Jerry Klasner
Email: jerry@klasnerandsolomon.com

-and-

Attention: Elliott Kirshenbaum
Email: showcase@sympatico.ca

with a copy to: Garfinkle, Biderman LLP 1 Adelaide Street East,
Suite 801, Toronto, ON M5C 1V9

Attention: Marvin D. Demone
E-mail: mdemone@garfinkle.com

- and -

Attention: Michelle R. Frost
E-mail: mfrost@garfinkle.com

**(b) Buyer:** 123 Natural Food Ontario Ltd.

Attention: James Yang

E-mail: jamesyang1881@gmail.com

With a copy to:

Attention: Francis Fan
E-mail: francisfan@mbb.ca

(ii) ***Notice:*** Any Notice, if personally delivered, shall be deemed to have been validly and effectively given and received on the date and at the time of such delivery if it is delivered before 5:00 p.m. (Toronto time) on a Business Day, and otherwise shall be deemed to have been validly and effectively given and received on the next following Business Day. Any Notice, if sent by email with confirmation of transmission at or before 5:00 p.m. (Toronto time) on a Business Day, shall be deemed to have been validly and effectively given and received on the day and at the time it was transmitted, and otherwise shall be deemed to have been validly and effectively given and received on the Business Day next following the day it was transmitted.

(iii) ***Change of Address for Notice:*** By giving to the other party at least three (3) days' Notice, any party may, at any time and from time to time, change its address for delivery or communication for the purposes of this Section 14.

**16. Effect of Termination of Agreement**

Notwithstanding the termination of this Agreement for any reason, the confidentiality provisions contained in Section 8 of this Agreement and the indemnity and repair provisions contained in Section 6 and any other provisions of this Agreement which expressly survives Closing shall survive Closing and shall remain in full force and effect.

**17. No Registration of Agreement**

The Seller shall not register this Agreement or any notice of this Agreement on title to the Property.

**18. Survival of Represeptations:**

The representations and warranties contained in this Agreement shall survive the Closing of the Transaction and shall continue in full force and effect for the benefit of the Buyer for a period of three (3) months after the Closing Date (the "**Representation Period**"), and written notification of any breach of any representation or warranty must be provided to the Seller on or before the expiry of the Representation Period. No claim for any breach of any such covenant or warranty may be made by either party hereto after the Representation Period.

**19. Restrictions on Claims:**

Notwithstanding any other provisions of this Agreement or any Closing Documents, the liability of the Seller in respect of any representation, warranty, covenant, indemnity or certification made by the Seller in or pursuant to this Agreement or in any Closing Document (any claim arising therefrom is hereinafter called a "**Claim**") shall be subject to and limited by the following:

(a) the Representation Period;

(b) if any breach of a representation, warranty or certification can be remedied within a reasonable period of time (not to exceed one sixty (60) days after written notice thereof is given), the Seller shall be given a reasonable opportunity to remedy any such breach, provided it is capable of being remedied. The Seller and the Buyer agree that if a Claim is made by the Buyer of a breach of a representation, warranty or certification by the Seller, and the one hundred and twenty (120) day remedy period extends beyond the expiry of the Representation Period, such Claim shall not be terminated or merge upon expiry of the Representation Period and the Seller shall continue to be responsible for such breach of a representation, warranty or certification;

(c) the Seller shall not be responsible for any Claim to the extent, if any, that the Buyer actually receives proceeds under insurance policies or otherwise, the intent of the parties being that the Buyer shall make a claim under its insurance policies prior to making a Claim against the Seller and that the Buyer shall not receive more than the amount of any Claim with the result that the Seller will not be placed in a position of double indemnity.

(f) no party is entitled to double recovery for any Claims even though they may have resulted from the breach of more than one of the representations, warranties or certifications of an indemnifying party in this Agreement. No party has any liability or obligation with respect to any claim for indemnification to the extent that such matter was reflected as an adjustment to the Purchase Price; and

(g) nothing in this Agreement in any way restricts or limits the general obligation at law of an indemnified party to mitigate any loss which it may suffer or incur by reason of the breach by an indemnifying party of any representation, warranty or certification of an indemnifying party under this Agreement.

**20. Contracts:**

The Buyer shall only assume as of, from and after Closing, those existing contracts and agreements in respect of the ownership, management, maintenance, repair, operation, cleaning, security, fire protection, servicing and any other aspect of the Property ("**Contracts**") which it may confirm in writing to the Seller that it shall assume by Notice delivered to the Seller on or before the Due Diligence Date, but for greater

clarity and notwithstanding the foregoing the Buyer shall also have the right to not assume such Contracts at its sole discretion. The Seller shall be responsible for the performance and payment of all of the Seller 's obligations and covenants in the Contracts prior to the Closing Date, and shall terminate and be responsible for payment of all costs and expenses and performing all obligations in all Contracts not assumed by the Buyer , as herein provided for, and shall indemnify and save the Buyer harmless for any costs, losses, expenses and liabilities which it suffers by reason of the Seller 's breach of its covenants herein which said covenants shall not merge on and shall survive Closing. The Buyer shall assume and be responsible for the performance and payment of all of the Seller's obligations and covenants in the Contracts which it assumes from and after the Closing Date and shall indemnify and save the Seller harmless for any costs, losses, expenses and liabilities which it suffers by reason of the Buyer's breach of its covenants herein which said covenants shall not merge on and shall survive Closing.

**21. Seller's Closing Documents**

On or before Closing, subject to the provisions of this Agreement, the Seller shall execute or cause to be executed and shall deliver or cause to be delivered to the Buyer's Solicitors the following:

(h) ***Transfer/Deed***: a registrable executed transfer/deed in fee simple transferring the Property to the Buyer (the "**Transfer**");

(ii) ***Discharge of Mortgages***: registrable discharges of all mortgage against the title(s) to the Property. However, if a discharge of a mortgage and ancillary security is not available on the Closing Date, the Seller shall be entitled to register a discharge of same within a reasonable period of time after the Closing Date so long as such mortgage and ancillary security is in favour of a Canadian Schedule I chartered bank or other financial institution or insurance company and the recommendations of the Law Society of Ontario regarding the discharge of such mortgage and ancillary security post-closing are complied with, including the provision to the Buyer of a mortgage statement for discharge purposes in respect of the mortgage to be paid out and an undertaking of the Seller 's Solicitors to pay the balance due under the mortgage out of the Balance and to obtain and register the discharge within no longer than ninety (90) days after Closing;

(iii) ***Assignment & Assumptions of Leases & Rents***: an Assignment & Assumption of Leases and Rents duly executed by the Seller in favour of the Buyer, or as the Buyer may direct;

(iv) ***Notice to Tenants***: a notice to the Tenants advising of the sale of the Property, together with a direction relating to the payment of rent and other payments under the Leases;

(v) ***Keys***: all keys, to the Building to the extent in the Seller's possession or control;

(vi) ***Assignment of Contracts***: an assignment of Contracts which the Buyer has agreed to assume in accordance with the terms of Section 20;

(vii) ***Direction***: a direction to the Buyer as to the payee or payees of the Purchase Price;

(viii) ***Undertaking to Readjust***: an undertaking by the Seller to re-adjust the Adjustments;

(ix) *Section 116 Certificate*: a certificate of an officer of the Seller, without personal liability, confirming that the Seller is not a "non-resident" of Canada within the meaning of Section 116 of the Income Tax Act (Canada); and

(x) *Non-Merger*: a Non-Merger Agreement duly executed by the Seller in accordance with any non-merger provisions required by this Agreement.

**22. Buyer's Closing Documents**

On or before Closing, subject to the provisions of this Agreement, the Buyer shall execute or cause to be executed and shall deliver or cause to be delivered to Garfinkle Biderman ("**Seller's Solicitors**") the following:

(i) *Balance of Purchase Price*: the Balance of the Purchase Price payable by certified cheque, bank draft or wire transfer for the balance of the Purchase Price to the Seller 's Solicitors, unless otherwise directed in writing by the Seller determined in accordance with Section 4(d) of this Agreement;

(ii) *Direction re Title*: a direction to engross title to the Property in the Transfer as the Buyer may direct in writing;

(iii) *Undertaking to Readjust*: an undertaking by the Buyer to readjust the Adjustments;

(iv) *HST Undertaking*: a HST Undertaking and Indemnity in accordance with Section 24, duly executed by the Buyer and the beneficial owner(s) of the Property on Closing if not one and the same;

(v) *Assignment & Assumptions of Leases & Rents*: an Assignment and Assumption of Leases and Rent duly executed by the Buyer in favour of the Seller assuming the Leases and indemnifying the Seller subsequent to Closing;

(vi) *Assumption of Contracts*: an assumption of Contracts which the Buyer has agreed to assume in accordance with the terms of Section 20; and

(vii) *Non-Merger*: Non-Merger Agreement duly executed by the Buyer in accordance with any non-merger provisions required by this Agreement.

**23. Settlement of Closing Documents**

All Closing Documents shall be prepared by the Parties in form and substance consistent with the terms of this Agreement and acceptable to the Buyer, the Seller and their respective solicitors, each acting reasonably and in good faith, provided that none of such documents shall contain covenants, representations or warranties which are in addition to or more onerous upon either the Seller or the Buyer than those expressly set forth in this Agreement. The Parties shall proceed diligently and in good faith to attempt to settle the Closing Documents, on or before the fifth (5th) Business Day prior to Closing.

**24. Registration and Other Costs**

(a) The Seller shall be responsible for the costs of the Seller's Solicitors in respect of this Transaction. The Buyer shall be responsible for the costs of the Buyer's Solicitors in respect of this Transaction. Furthermore, the Buyer shall be solely responsible for and pay any land transfer taxes and conveyancing taxes (whether federal, provincial, municipal or otherwise), payable on the transfer of the Property, all registration and recordation of any documents payable in respect of registration by it of any documents on Closing payable in connection with the conveyance or transfer of the Property (collectively "**Transfer Taxes**"), (other than discharges of Encumbrances which are required to be made by the Seller and which shall be the responsibility of the Seller) and all federal and provincial sales and other taxes, including HST, provided, however, that the Buyer shall not be required to pay HST to the Seller on Closing if it delivers an undertaking to remit HST in accordance with applicable legislation, confirmation that the Property is being purchased for the benefit of the Buyer, and it is a "registrant" under the Excise Tax Act (Canada) and an indemnity on the terms set out in 0 (the "**HST Undertaking and Indemnity**") and as further set out in Section 25 below.

(b) The Buyer shall indemnify and save harmless the Seller and its shareholders, directors, officers, employees, advisors and agents from all claims incurred, suffered or sustained as a result of a failure by the Buyer:

(i) to pay any federal, provincial or other taxes payable by the Buyer in connection with the conveyance or transfer of the Property whether arising from a reassessment or otherwise, including provincial retail sales tax and goods and services tax, if applicable; and/or,

(ii) to file any returns, certificates, filings, elections, notices or other documents required to be filed by the Buyer with any federal, provincial or other taxing authorities in connection with the conveyance or transfer of the Property.

(c) The provisions of this Section 24, shall survive and not merge on Closing.

(d) The Buyer shall complete, execute, verify and file, on a timely basis, any tax return or tax returns required to be filed in connection with any of the foregoing Transfer Taxes (other than those taxes, if any, in respect of discharges of encumbrances which are required to be made by the Seller), including, without limitation, HST returns.

## 25. HST

(i) ***HST***: With respect to the purchase by the Buyer of the Property, the Buyer hereby represents and warrants to the Seller that:

(i) it is or will on the Closing Date be registered for the purposes of the harmonized sales tax imposed under the Excise Tax Act (Canada);

(ii) if required, it will remit directly to the Receiver General of Canada the harmonized sales tax payable and file the prescribed form pursuant to Section 228(4) of the Excise Tax Act (Canada) in connection with the purchase of the Property described in this Agreement; and

(iii) the representations and warranties contained in this Section 6.05 shall not merge and shall survive the Closing and be embodied in an declaration and undertaking of the Buyer in the form to be

mutually agreed to by each of the Seller and Buyer's solicitors, delivered to the Seller on Closing specifying the Buyer's HST registration number.

**26. Solicitors as Agents and Tender**

Any notice, approval, waiver, agreement, instrument, document or communication permitted, required or contemplated in this Agreement may be given or delivered and accepted or received by the Buyer's Solicitors on behalf of the Buyer and by the Seller's Solicitors on behalf of the Seller and any tender of Closing Documents and the Balance may be made upon the Seller's Solicitors and the Buyer's Solicitors, as the case may be. The Seller and Buyer acknowledge and agree that insofar as the tender of any documents to be registered is concerned, the tender of same will be deemed to be effective and proper when the solicitor for the Party tendering has completed all steps required in order to complete this Transaction that can be performed or undertaken by the tendering Party's solicitor without the cooperation or participation of the other Party's solicitor and money may be tendered by certified cheque, bank draft or wire transfer of immediately available funds.

**27. Merger**

Except as otherwise expressly set out herein, this Agreement shall merge upon the Closing of the Transaction.

**28. Legal Descriptions**

(a) *Legal Description – 200 Town Centre Boulevard, Markham L3R 8G5*

ALL AND SINGULAR THAT certain parcel or tract of land and premises situate, lying and being in the City of Markham, in the Regional Municipality of York, and being composed of Parcel 6-3, Section 65M-2448 being Part of Block 6, Plan 65M-2448, designated as Part 2 on Reference Plan 65R-10656.

**PIN 03034-0017 (LT)**

PCL 6-3, SEC 65M2448; PT BLK 6, 65M2448, Part 2, 65R10656, S/T LT363034; T/W PT BLK 7, 65M2448, PT 2, 65R13393 AND PT 1, 65R4639 AS IN LT110503; T/W PT BLK 7, 65M2503, PT 11, 65R13393 AS IN LT1100253 T/W PT BLK 7, 65M2503, PT 11, 65R13393 AS LT100253; S/T PT 4, 65R13393 & PT 2, 65R14639 IN FAVOUR OF BLK 7, PL 65M2448 AND BLK 7, PL 65M2503 AS IN LT1100254; S/T PT 4, 6 & 8, 65R13393 IN FAVOUR OF PT 1, 65R10656 AS IN LT1100254; MARKHAM (AMENDED 97/04/15)

(b) *Legal Description – 260 Town Centre Boulevard, Markham L3R 8G5*

ALL AND SINGULAR THAT certain parcel or tract of land and premises situate, lying and being in the City of Markham, in the Regional Municipality of York, and being composed of Parcel 6-2, Section 65M-2448 being Part of Block 6, Plan 65M-2448, designated as Part 1on Reference Plan 65R-10656.

**PIN 03034-0016 (LT)**

PCL 6-2, SEC 65M2448; PT BLK 6, 65M2448, PART 1, 65R10656,; T/W PT BLK 7, 65M2503, PT 11, 65R13393 T/W BLK 7, 65M2448, PT 2, 65R13393 AS IN LT1100253; T/W PT BLK 6, 65M2448, PT 4, 6 & 8, 65R13393 AS IN LT1100254, T/W PT BLK 8, 65M2503, PT 12, 65R13393 AS IN LT1100254; CITY OF MARKHAM

**29. Counterparts**

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which, once executed and delivered, will together constitute one and the same instrument. Counterparts may be executed either and delivered in original form or, provided receipt is confirmed, by e-mail and the Parties adopt any signatures received by e-mail as original signatures of the parties.

**30. Contemporaneous Closings**

This Agreement and the Seller's obligation to complete the Transaction contemplated herein on the Closing Date is conditional upon the contemporaneous completion of the transaction (the "**200 Town Transaction**") contemplated by the agreement of purchase and sale between the Seller and the Buyer dated as of the * day of November, 2020 relating to the sale of the adjoining property municipally known as 200 Town Centre Boulevard, Markham ("**200 Town Property**") ["**200 Town Agreement**"]. The Parties hereby acknowledge that:

(i) this Transaction and the 200 Town Transaction shall be completed on the same day and as closely as possible at the same time;

(ii) the transfer documents for both of the Property and the 200 Town Property shall be placed in the same folder for registration purposes in each of the said transactions and shall be registered;

(iii) all of the Closing Documents in each of this Agreement and the 200 Town Agreement shall be executed and delivered by the Seller and Buyer and delivered to their respective solicitors, who shall then deliver such Closing Documents to each other pursuant to the terms of the Document Registration Agreement for each of the Transaction and 200 Town Transaction; and

(iv) the payment of the Balance Due on Closing herein and in the 200 Town Agreement, shall contemporaneously delivered to the respective Seller's Solicitors in trust in accordance with the applicable Agreement.

If the 200 Town Transaction is not completed contemporaneously with the Transaction, and the reason for the Watson Blair Transaction not closing is due to the default of the Buyer , then the Buyer shall be deemed to be in default of its obligations under this Agreement, and if it is due to the default of sellers comprising the registered owners of the 200 Town Property, then the Seller shall be deemed to be in default of its obligations under this Agreement, and, in either case, Section 4(c) herein shall apply.

***(BALANCE OF PAGE LEFT BLANK)***

**IN WITNESS WHEREOF** the Buyer has executed this Agreement this 27 day of November, 2020.

**123 NATURAL FOOD ONTARIO LTD.**

Per: ______________________

Name: ZHOU FAN

Title: President

I have authority to bind the Corporation

Agreed to this 27 day of November 2020.

**MARKHAM EXECUTIVE CENTRE BUILDING NO. 1:**
**By:**

**732922 ONTARIO LIMITED**

**Per:** ______________________

**Name:** JERRY KLASNER
**Title:** PRESIDENT

**Per:**

Name:
Title:

I/We have authority to bind the Corporation

**All BEGUN INC.**

Per:

Name: Eric Solomon
Title Director

Per:

Name:
Title:

I/We have authority to bind the Corporation

**AMAR BANARJEE INVESTMENTS IN**

**PPKS INVESTMENTS LIMITED**

Per:

Name:
Title:

Per:

Name:
Title:

I/We have authority to bind the Corporation

**SKYLINE ESTATES PROPERTIES INC.**

Name:
Title:

______________________________

**Name:**
**Title:**

**I/We have authority to bind the Corporation**

**AII BEGUN INC.**

**Per:** ______________________________

**Name:**
**Title**

**Per:** ______________________________

**Name:**
**Title:**

**I/We have authority to bind the Corporation**

**AMAR BANARJEE INVESTMENTS IN**

**PPKS INVESTMENTS LIMITED**

**Per:** ______________________________

**Name:** Peter Peltekoff
**Title:** President

**Per:** ______________________________

**Name:**
**Title:**

**I/We have authority to bind the Corporation**

**SKYLINE ESTATES PROPERTIES INC.**

______________________________

**Name:**
**Title:**

______________________________

**Name:**
**Title:**

**I/We have authority to bind the Corporation**

**All BEGUN INC.**

**Per:** ______________________________

**Name:**
**Title**

**Per:** ______________________________

**Name:**
**Title:**

**I/We have authority to bind the Corporation**

**AMAR BANARJEE INVESTMENTS IN**

**PPKS INVESTMENTS LIMITED**

**Per:** ______________________________

**Name:**
**Title:**

**Per:** ______________________________

**Name:**
**Title:**

**I/We have authority to bind the Corporation**

**SKYLINE ESTATES PROPERTIES INC.**

______________________________

**Name:** Hillel Kagan
**Title:** Secretary

Name:
Title:

**I/We have authority to bind the Corporation**

**AMAR BANERJEE INVESTMENTS INC.**

Per: A.M. Banerjee

Name: AMARENDRA BANERJEE
Title: Secretary

Per:

Name:
Title:

**I/We have authority to bind the Corporation**

**SCHEDULE "B"**

**PERMITTED ENCUMBRANCES**

**(NTD: TO BE PREPARED BY SELLER'S SOLICITORS)**

**PERMITTED ENCUMBRANCES**
**MARKHAM EXECUTIVE CENTRE BUILDING NO. 1**
**to 260 Town Centre Boulevard, Markham, ON ("260 Town Centre")**
**as of November 25, 2020.**

Title to the 260 Town Centre is subject to the following general and specific Permitted Encumbrances:

**General:**

1. The reservations, limitations, exceptions, provisos and conditions, if any, expressed in any original grants from the Crown including, without limitation, the reservation of any mines and minerals in the Crown or in any other person.

2. Title defects or irregularities including any easements or rights of way in favour of any federal, provincial, municipal or other governmental bodies or regulatory authorities, any private or public utility, any railway company or any adjoining owner which either individually or in the aggregate are of a minor nature and do not and will not impair the value, use or marketability of the Property for which it is presently used.

3. Subdivision agreements, site plan control agreements, servicing or industrial agreements, utility agreements, airport zoning regulations and other similar agreements with government authorities or private or public utilities affecting the development or use of the Property.

4. All applicable laws, including municipal, provincial or federal statutes, by laws, regulations or ordinances including any charge, trust, priority or preference given to or in favour of the Crown, Crown agents or municipalities pursuant thereto.

5. Encumbrances respecting minor encroachments by the Property over neighbouring lands or by improvements on neighbouring lands and/or permitted under agreements with the owners of such other lands and for real property taxes (which term includes charges, rates and assessments) or charges for electricity, power, gas, water and other services and utilities in connection with a Property that have accrued, but are not yet due and owing or, if due and owing, are adjusted for on Closing.

6. Any lien for a claim for which although registered or of which notice has been given, relates solely to work done by or on behalf of a Tenant under the Leases if and so long as the Vendor has not assumed or otherwise become liable for the payment of such work and the claimant is not pursuing such tenant lien against the Property or the Vendor.

7. The Leases, notices hereof, leasehold charges and ancillary documents relating to the Leases.

8. Any unregistered easement, right-of-way, watercourse, right-of-water or other unregistered interests or claims in favour of any governmental authority, any private or public utility, any railway company or any adjoining owner not disclosed by registered title in respect of the provision of utilities to the Property.

9. The exceptions and qualifications contained in Section 44(1) of the *Land Titles Act* (Ontario), except paragraphs 1, 2, 3, 5, 6, 8, 9, 11 and 14, provincial succession duties and escheats and forfeiture to the Crown.

10. Zoning, land use and building restrictions, by-laws, regulations and ordinances, including subdivision agreements, site plan control agreements, development agreements, heritage easements and agreements relating thereto, servicing agreements, utility agreements, permits, licenses, airport zoning regulations and other similar agreements with federal, provincial, municipal or other governmental bodies or regulatory authorities or private or public utilities affecting the development or use of the Property.

11. The rights reserved to or vested in any municipality, governmental or other public authority by statutory provisions including, without limitation, the right to acquire portions of the lands for road widening or interchange construction, and the right to complete or remedy improvements, landscaping or deficiencies in any pedestrian walkways or traffic control or monitoring.

12. Restrictive covenants, exclusivity provisions, and other similar land use control agreements, provided same have been complied with and which in the aggregate do not materially impair the current use, operation or marketability of a Property.

13. Minor encroachments by a Property over neighbouring lands and/or permitted under agreements with neighbouring landowners and minor encroachments over a Property by improvements of neighbouring landowners and/or permitted under agreements with neighbouring landowners that, in either case, do not materially and adversely impair the current use, operation or marketability of a Property.

14. Security given to a public utility or any governmental authority when required by the operations of a Property in the ordinary course of business.

15. Any statutory liens, rates, assessments or governmental charges or levies not yet due and payable, charges, adverse claims, prior claims, security interests, deemed trusts or other encumbrances of any nature whatsoever which are not registered on the title to a Property and of which the Vendor does not have notice, claimed or held by Her Majesty the Queen in Right of Canada, or by any other governmental authority under or pursuant to any applicable laws, provided the Purchaser at law cannot become responsible to satisfy same.

16. All instruments which are registered against title to a Property: (i) as of the date that is one (1) Business Days prior to the Due Diligence Date, or (ii) otherwise agreed to by the Purchaser; or (iii) permitted by this Agreement

17. Any rights of expropriation, access or use or any other similar rights conferred or reserved by or in any statutes of Canada or the Province of Ontario.

**Specific:**

1. Instrument No. LT337193 is a Subdivision Agreement registered November 13 1986.

2. Instrument No. LT363035Z is a Restrictive Covenant

3. Instrument No. 65R10656 is a Plan Reference registered June 22, 1987.

4. Instrument No. LT565955 is a Site Plan Control Agreement registered March 15, 1989.

5. Instrument No. 65R14639 is a Plan Reference registered August 24, 1990.

6. Instrument No. LT671187 is a Site Plan Control Agreement registered May 4, 1990.

7. Instrument No. LT1100250 is an Application to Change Name registered May 23, 1996.

8. Instrument No. YR744432 is a Notice of Lease registered December 6, 2005, which Notice expired on July 31, 2009.

**200 Town Centre has the benefit of and is subject to the following easements:**

**PIN 03034-0017**

1. Together with an easement over Part of Block 7, Plan 65M2448, designated as Part 2, Plan 65R13393, and Part 1, Plan 65R14639, pursuant to LT1100253 for *inter alia*, ingress and egress to, from and over the Lands for itself, its servants, agents, contractor and subcontractor with or without vehicles for all purposes, useful or convenient in connection with or incidental to the exercise and enjoyment of the right of way.

2. Together with an easement over Part of Block 7, Plan 65M2503, designated as Part 11, Plan 65R13393, pursuant to LT1100253 for *inter alia*, ingress and egress to, from and over the Lands for itself, its servants, agents, contractor and subcontractor with or without vehicles for all purposes, useful or convenient in connection with or incidental to the exercise and enjoyment of the right of way.

3. Subject to an easement over the whole of Block 6, Plan 65M2448, pursuant to LT363034 for the purpose of access to and enter on, along under and upon any of the lands at any time and from time to time prior to the complete acceptance of the subdivision by The Corporation of the Town of Markham, in order to complete any works which the service suppliers may require including, without limiting the generality of the foregoing, completion or adjustment of the grading and or drainage of any part of the property and effect any corrective measures require without such re-entry being deemed a trespass. The benefit of the easement shall be annexed to and run with each and every lot/block located within Plan Number 65M2448.

4. Subject to an easement over Part Block 6, Plan 65M2448, designated as Part 4, Plan 65R13393 and Part 2, 65R14639 in favour of Block 7, 65M-2448 and Block 7, 65M-2503, pursuant to LT1100254 for *inter alia*, ingress and egress to, from and over the Lands for itself, its servants, agents, contractor and subcontractor with or without vehicles for all purposes, useful or convenient in connection with or incidental to the exercise and enjoyment of the right of way.

5. Subject to an easement over Part Block 6, Plan 65M2448, designated as Parts 4, 6 & 8, Plan 65R13393, in favour of Part 1, 65R10656, pursuant to LT1100254 for *inter alia*, ingress and egress to, from and over the Lands for itself, its servants, agents, contractor and subcontractor with or without vehicles for all purposes, useful or convenient in connection with or incidental to the exercise and enjoyment of the right of way.

**PIN 03034-0065**

1. Together with an easement over Part of Block 7, Plan 65M2448, designated as Part 2, Plan 65R13393, and Part 1, Plan 65R14639, pursuant to LT1100253 for *inter alia*, ingress and egress to, from and over the Lands for itself, its servants, agents, contractor and subcontractor with or

without vehicles for all purposes, useful or convenient in connection with or incidental to the exercise and enjoyment of the right of way.

2. Together with an easement over Part of Block 7, Plan 65M2503, designated as Part 11, Plan 65R13393, pursuant to LT1100253 for *inter alia*, ingress and egress to, from and over the Lands for itself, its servants, agents, contractor and subcontractor with or without vehicles for all purposes, useful or convenient in connection with or incidental to the exercise and enjoyment of the right of way.

3. Subject to an easement over Part Block 8, Plan 65M2503, designated as Part 12, Plan 65R13393, pursuant to LT1100254 for *inter alia*, ingress and egress to, from and over the Lands for itself, its servants, agents, contractor and subcontractor with or without vehicles for all purposes, useful or convenient in connection with or incidental to the exercise and enjoyment of the right of way.